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Exhibit 99.1

M E D I A R E L E A S E

FOR IMMEDIATE RELEASE

ALDERWOODS GROUP REPORTS FIRST QUARTER RESULTS

CINCINNATI — May 4, 2004 — Alderwoods Group, Inc. (NASDAQ:AWGI) today announced their first quarter results, representing the 12 weeks ended March 27, 2004.

The Financial Accounting Standards Board has issued Interpretation No. 46 ("FIN No. 46R"), "Consolidation of Variable Interest Entities". The industry and the Alderwoods Group have had discussions with the Securities Exchange Commission (the "SEC") concerning how to apply FIN No. 46R to trust funds, however, final guidance has not yet been received. Until final guidance has been received, the Company has elected not to provide its consolidated balance sheet and statement of cash flow. The Company's results in this press release are not expected to be impacted by the adoption of FIN No. 46R.

The Company reported total net earnings of $4.8 million, or $0.12 basic and diluted earnings per share for the first quarter of 2004, compared with net income of $6.7 million, or $0.17 basic and diluted earnings per share, for the 12 weeks ended March 22, 2003.

Net income from continuing operations was $11.4 million, or $0.28 basic and diluted earnings per share for the first quarter of 2004, compared to $14.5 million, or $0.36 basic and diluted earnings per share for the same quarter last year.

Income before income taxes from continuing operations was $17.4 million in 2004 compared with $5.4 million in 2003, an increase of $12.0 million dollars.

Highlights of the first quarter from continuing operations include:

  •
  Total revenue increased 7.0% to $179.2 million from $167.5 million and revenue grew in all 3 business segments

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  Funeral services performed for the quarter declined by 293, or 0.9%

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  Average revenue per funeral increased 3.1% to $3,989 from $3,869

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  Insurance revenue increased 49.7%, or $6.1 million for the quarter

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  Gross margin dollars increased by 9.3% to $34.8 million from $31.9 million

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  Interest expense in the quarter declined by $12.6 million of which $7.2 million was a write-off of the unamortized premium on a long-term debt repayment

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  Total debt was reduced by $16.6 million in the quarter

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  Pre-need funeral contracts written increased 4.3% to $40.9 million from $39.3 million

  •
  Cemetery pre-need contracts increased 15.2% to $18.2 million from $15.8 million

"Alderwoods Group has delivered a good quarter with revenue and gross margin improvement across all three of our business segments," stated Paul Houston, President and Chief Executive Officer. "Although we were disappointed with the 0.9% decline in the number of funeral services performed in the quarter, we are pleased with the continued strength in our average revenue per call. We are confident that our operating initiatives will help to drive organic growth and build funeral revenue as we move forward. The performance of our cemetery and insurance businesses is gratifying, and we believe that both are benefiting from the steps we have taken to improve their results."

"We continued to improve our capital structure through further debt repayments and the refinancing initiatives which we announced earlier in the year," said Mr. Houston. "Our interest costs in the first quarter have been dramatically reduced as a result of the refinancing of nearly half of our long-term debt last year, and we will continue to look at all options available to further reduce our interest rates going forward."

"Good progress has been made in our operating initiatives and in growing our pre-need sales. Our cash flow remains satisfactory. Our divestiture program is moving ahead and we continue to believe that all of our discontinued operations assets will be divested by the end of 2004," stated Mr. Houston.

Refinancing and Debt Reduction

During the first quarter of 2004, the Company's long-term debt was reduced by $16.6 million. As at March 27, 2004, long-term debt outstanding stood at $614.3 million, a reduction of $219.4 million since the Company emerged on January 2, 2002. At the end of the quarter, cash on hand was $35.4 million. Following the quarter, on April 21, 2004, the Company repurchased the principal amount of $9.2 million of the 12.25% Senior unsecured notes, due in 2009, at a premium of $1.1 million, plus accrued interest.

During the first quarter, the Company announced that three refinancing initiatives had been completed. The first initiative was a new subordinated facility, which was used to fully redeem the 12.25% convertible notes, due in 2012. This new facility matures on March 31, 2005. The second initiative was an amendment to the Company's senior secured credit facility, reducing the interest rate on its term loan by 50 basis points. The third initiative was an additional amendment to the senior secured credit facility allowing the Company to borrow up to $25 million in term loans, for the purpose of repurchasing a portion of the 12.25% senior notes, due in 2009, or repaying the new subordinated facility. These refinancing initiatives are further evidence that the Company is committed to improving its financial condition and aggressively managing its balance sheet.

Discontinued Operations and Assets Held for Sale

Over the previous two fiscal years, Alderwoods Group engaged in a strategic market assessment to identify operating locations that did not fit into the Company's market or business strategies. As a result of this assessment, a significant number of properties have been identified as assets held for sale and then subsequently sold.

The Company continues to move forward with its divestiture program. Upon performing further market analysis and receiving recent bids, the Company reduced its estimated expected proceeds on the assets held for sale. As a result, the Company recorded a $13.0 million provision for impairment within discontinued operations in the quarter.

Between January 3, 2004, and March 27, 2004, the Company closed three funeral locations, and sold five funeral and 11 cemetery locations in North America. Gross proceeds of these dispositions were $2.3 million.

As of March 27, 2004, the Company holds for sale 60 funeral homes, 61 cemeteries, four combination properties and its non pre-need insurance operations. Once a property is added to the disposal list, the Company expects to receive a firm purchase commitment within one year.

The Company now believes that the identification of businesses for disposal is substantially complete. However, Alderwoods Group will continue to evaluate its portfolio of assets, and will, from time to time, identify a property for disposal, while at the same time looking at opportunities to add to its business, sites which are complementary to its existing locations.

Financial Summary 12 Weeks Ended March 27, 2004

Overview

Total net income of $4.8 million for the 12 weeks ended March 27, 2004, decreased by $1.9 million compared to net income of $6.7 million for the 12 weeks ended March 22, 2003. Basic and diluted earnings per share were $0.12, for the 12 weeks ended March 27, 2004. Basic and diluted earnings per share were $0.17 for the 12 weeks ended March 22, 2003.

Continuing Operations

Total revenue for the 12 weeks ended March 27, 2004, was $179.2 million compared to $167.5 million for the 12 weeks ended March 22, 2003, an increase of $11.7 million, or 7.0%. The increase in total revenue was the result of increases in the revenue of all business segments, compared to the first quarter of 2003.

Funeral revenue was $124.1 million, representing 69.2% of total revenue for the 12 weeks ended March 27, 2004, which was up by $2.6 million compared to $121.5 million, representing 72.5% of total revenue, for the 12 weeks ended March 22, 2003. The increase in funeral revenue was primarily due to an increase in average funeral revenue per service, which was partially offset by a decrease in funeral services performed. For the 12 weeks ended March 27, 2004, funeral services performed were 31,102, compared to 31,395 funeral services performed in the 12 weeks ended March 22, 2003, down 0.9% compared to the corresponding period in 2003. Average funeral revenue per service was $3,989, for the 12 weeks ended March 27, 2004, a 3.1% increase per funeral service performed compared to $3,869 for the 12 weeks ended March 22, 2003.

Funeral gross margin as a percentage of revenue increased slightly to 23.3% for the 12 weeks ended March 27, 2004, compared to 23.2% of revenue for the 12 weeks ended March 22, 2003. The increase in funeral revenues, noted above, were offset primarily by increases in cost of goods sold, compared to the corresponding period in 2003.

Cemetery revenue for the 12 weeks ended March 27, 2004, was $36.7 million, representing 20.5% of total revenue, which was up $3.0 million, or 8.8% compared to $33.7 million, representing 20.1% of total revenue, for the 12 weeks ended March 22, 2003. The increase in cemetery revenue was primarily due to higher realization of pre-need space and merchandise revenue, and high-end at-need space and merchandise sales.

Cemetery gross margin as a percentage of revenue was 13.7% of revenue for the 12 weeks ended March 27, 2004, compared to 9.1% of revenue for the 12 weeks ended March 22, 2003. The increase in the cemetery margin percentage was primarily due to costs increasing only slightly compared to the revenue increase.

The Company's insurance operations generated revenue of $18.4 million, representing 10.3% of total revenue for the 12 weeks ended March 27, 2004, compared to revenue of $12.3 million, representing 7.4% of total revenue for the 12 weeks ended March 22, 2003. Insurance revenue increased primarily due to higher premium and investment income. Insurance gross margin as a percentage of revenue was 4.9%, and was consistent with the insurance gross margin percentage of the corresponding period in 2003.

General and administrative expenses totaled $11.7 million for the 12 weeks ended March 27, 2004, representing 6.5% of total revenue, while for the corresponding period in 2003, general and administrative expenses totaled $7.2 million, or 4.3% of total revenue. General and administrative expenses for the 12 weeks ended March 22, 2003, were reduced by $5.0 million as a result of a legal claim settlement.

For the 12 weeks ended March 27, 2004, interest expense was $6.2 million, a decrease of $12.6 million, or 67.0%, compared to the 12 weeks ended March 22, 2003, primarily due to the impact of lower effective interest rates, debt repayments made by the Company and an unamortized premium of $7.2 million which was credited to interest expense as a result of the early retirement of the 12.25% convertible subordinated notes, due in 2012.

For the 12 weeks ended March 27, 2004, income before income taxes from continuing operations was $17.4 million, compared to $5.4 million in 2003, an increase of $12.0 million.

For the 12 weeks ended March 27, 2004, net income tax expense was $6.0 million, compared to net income tax benefit of $9.1 million for the 12 weeks ended March 22, 2003. The income tax benefit for the 12 weeks ended March 22, 2003 was primarily due to a $9.7 million favorable settlement of a federal income tax audit and a lower expected rate in 2003.

Net income from continuing operations was $11.4 million, or $0.28 basic and diluted earnings per share for the 12 weeks ended March 27, 2004, compared to $14.5 million, or $0.36 basic and diluted earnings per share for the 12 weeks ended March 22, 2003 last year.

Pre-need funeral and cemetery contracts written during the 12 weeks ended March 27, 2004, totaled $40.9 million and $18.2 million, respectively. For the 12 weeks ended March 22, 2003, pre-need funeral and cemetery contracts written totaled $39.3 million and $15.8 million, respectively. The increase in both funeral and cemetery contracts written was due to the Company's continuing efforts to increase pre-need sales.

Discontinued Operations

The Company has classified all the locations identified for disposal as assets held for sale in the consolidated balance sheets and recorded any related operating results, long-lived asset impairment provision, and gains or losses recorded on disposition as income from discontinued operations. The Company has reclassified prior periods to reflect any comparative amounts on a similar basis.

For the 12 weeks ended March 27, 2004, loss from discontinued operations, net of tax, was $6.5 million, or $0.16 basic and diluted loss per share, which included $0.1 million of pre-tax disposal gains, and a pre-tax long-lived asset impairment of $13.0 million.

Accounting Pronouncement

The Financial Accounting Standards Board has issued Interpretation No. 46 ("FIN No. 46R"), "Consolidation of Variable Interest Entities" which will be applicable to the Company beginning the first fiscal quarter of 2004. The industry and the Company have had discussions with the Securities Exchange Commission (the "SEC") concerning how to apply FIN No. 46R to trust funds, however, final guidance has not yet been received. Until final guidance has been received, the Company has elected not to provide its consolidated balance sheet and statement of cash flow. The Company's results in this press release are not expected to be impacted by the adoption of FIN No. 46R. If any impact on the Company's financial statements is determined, it will be reflected in the Form 10-Q to be filed by the Company.

Company Overview

Launched on January 2, 2002, the Company is the second largest operator of funeral homes and cemeteries in North America. As of March 27, 2004, the Company operated 721 funeral homes, 138 cemeteries and 61 combination funeral home and cemetery locations in the United States and Canada. Of the Company's total locations, 60 funeral homes, 61 cemeteries and four combination funeral home and cemetery locations are held for sale as at March 27, 2004. The Company provides funeral and cemetery services and products on both an at-need and pre-need basis. In support of the pre-need business, it operates insurance subsidiaries that provide customers with a funding mechanism for the pre-arrangement of funerals.

For more information about the Company's results, readers are directed to the Company's Form 10-Q for the period ended March 27, 2004, which will be filed with the United States Securities and Exchange Commission (SEC) by May 6, 2004, and will be available in pdf format through the Company's website (www.alderwoods.com).

Basis of Presentation

The Company's financial results discussed in this media release are presented in U.S. dollars, and all accounting information is presented on the basis of United States generally accepted accounting principles.

The Company's fiscal year ends on the Saturday nearest to the last day of December in each year (whether before or after such date). During 2004, the Company's first, second and fourth fiscal quarters each consist of 12 weeks and the third fiscal quarter consists of 16 weeks. The fourth fiscal quarter of 2004 will end on January 1, 2005.

Forward Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the status and progress of the Company's operating activities, the plans and objectives of the Company's management, assumptions regarding the Company's future performance and plans, and any financial guidance provided, as well as certain information in other filings with the SEC and elsewhere are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities and Exchange Act of 1934. The words "believe," "may," "will," "estimate," "continues," "anticipate," "intend," "expect" and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including the following: uncertainties associated with future revenue and revenue growth; the impact of the Company's significant leverage on its operating plans; the ability of the Company to service its debt; the Company's ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of funeral and cemetery services and products; variances in death rates; variances in the use of cremation; and various other uncertainties associated with the funeral service industry and the Company's operations in particular, which are referred to in the Company's periodic reports filed with the SEC or this press release. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:	Kenneth A. Sloan	Tamara Malone
	Executive Vice President,	Manager,
	Chief Financial Officer	Media and Investor Relations
	Alderwoods Group, Inc.	Alderwoods Group, Inc.
	Tel: 416.498.2455	Tel: 416.498.2778
	Fax: 416.498.2449	Fax: 416.498.2449
	Email: ken.sloan@alderwoods.com	tamara.malone@alderwoods.com

ALDERWOODS GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)
Expressed in thousands of dollars except per share amounts and number of shares

	12 Weeks Ended
	March 27, 2004	March 22, 2003
	(Note 1)
Revenue
Funeral	$124,062	$121,471
Cemetery	36,700	33,736
Insurance	18,405	12,291

	179,167	167,498

Costs and expenses
Funeral	95,158	93,268
Cemetery	31,688	30,667
Insurance	17,504	11,702

	144,350	135,637

	34,817	31,861
General and administrative expenses	11,698	7,223
Provision for asset impairment	612	83

Income from operations	22,507	24,555
Interest on long-term debt	6,234	18,878
Other expense (income), net	(1,098)	298

Income before income taxes	17,371	5,379
Income taxes	6,015	(9,084)

Net income from continuing operations	11,356	14,463
Discontinued operations
Loss from discontinued operations	(9,615)	(6,779)
Income taxes	(3,096)	984

Loss from discontinued operations	(6,519)	(7,763)

Net income	$4,837	$6,700

Basic and diluted earnings (loss) per Common share:
Net income from continuing operations	$0.28	$0.36

Loss from discontinued operations	(0.16)	(0.19)

Net income	$0.12	$0.17

Basic weighted average number of shares outstanding (thousands)	39,990	39,955

Diluted weighted average number of shares outstanding (thousands)	40,653	39,955

Note 1:
The Financial Accounting Standards Board has issued Interpretation No. 46 ("FIN No. 46R"), "Consolidation of Variable Interest Entities" which will be applicable to the Company beginning the first fiscal quarter of 2004. The Company has had discussions with the Securities Exchange Commission (the "SEC") concerning how to apply FIN No. 46R to the Company's trust funds, however, final guidance has not yet been received. Until final guidance has been received, the Company has elected not to provide its consolidated balance sheet and statement of cash flow. The Company's results in this press release are not expected to be impacted by the adoption of FIN No. 46R. If any impact on the Company's financial statements is determined, it will be reflected in the Form 10-Q to be filed by the Company.

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CONSOLIDATED STATEMENTS OF OPERATIONS